UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

XTI Aerospace, Inc. (the “Company”) issued an aggregate of 180,847 shares of common stock (the “Exchange Shares”) to Streeterville Capital, LLC (the “Note Holder”), the holder of that certain outstanding secured promissory note of the Company issued on May 1, 2024 (the “Original Note”), at a price between $2.48 and $3.34 per share, in each case equal to the Minimum Price as defined in Nasdaq Listing Rule 5635(d) in accordance with the terms and conditions of Exchange Agreements, dated February 26, 2025 and March 5, 2025, pursuant to which the Company and the Note Holder agreed to (i) partition new secured promissory notes in the form of the Original Note in the aggregate original principal amount of $500,000.00 and then cause the outstanding balance of the Original Note to be reduced by an aggregate of $500,000.00; and (ii) exchange the partitioned notes for the delivery of the Exchange Shares.

The offer and sale of the Exchange Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the Exchange Shares were issued in exchanges for partitioned notes which are other outstanding securities of the Company; (b) there was no additional consideration of value delivered by the Note Holder in connection with the exchanges; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchanges.

As of March 5, 2025, the Company had 3,722,340 shares of common stock outstanding.

On February 1, 2025, the Company entered into a public relations and branding agreement with a public relations firm (the “PR Firm”), pursuant to which the Company agreed to issue to the PR Firm, as partial compensation for public relations services, 25,000 unregistered shares of common stock (the “PR Firm Shares”), subject to the approval of the Company’s board of directors (the “Board”).

On March 7, 2025, the Company entered into an investor relations agreement with an investor relations firm (the “IR Firm”), pursuant to which the Company agreed to issue to the IR Firm, as partial compensation for investor relations services, 8,500 unregistered shares of common stock (the “IR Firm Shares” and collectively with the PR Firm Shares, the “Shares”), subject to the Board’s approval.

Subject to the Board’s approval, the Shares will be issued in reliance on an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act. The issuances of such Shares do not involve a public offering or general solicitation or general advertising. The PR Firm and the IR Firm each acknowledged that it had access to all relevant information needed to make its investment decision, and that it possesses sufficient knowledge and experience in financial and business matters so as to be capable of assessing the merits and risks of its investment in the PR Firm Shares and the IR Firm Shares, as applicable. The Shares will be subject to transfer restrictions, and the book-entry records evidencing the Shares will contain an appropriate legend stating that such Shares have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: March 7, 2025	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

2